UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 27, 2014

EACO Corporation
(Exact name of registrant as specified in its charter)

Florida	000-14311	59-2597349
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 N. Lakeview Avenue, Anaheim, California	92807
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(714) 876-2490

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 27, 2014, EACO Corporation (the “Company”) entered into agreements with Selective Real Estate Investments (“Buyer”) to sell the Company’s real property located in Sylmar, California, consisting of two commercial buildings on parcels of land, for the purchase price of $3,675,000 for the property commonly known as 12458 Gladstone Avenue, Sylmar, California and $5,500,000 for the property commonly known as 12460 Gladstone Avenue, Sylmar, California. The obligations of Buyer are subject to, among other things, certain inspection rights of Buyer and delivery by the Company of certain reports and documents relating to the properties. The closing of the sale and purchase of such properties is expected to occur within 35 days after the waiver or expiration of such contingencies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2014	EACO CORPORATION

	By:	/S/ GLEN CEILEY
Glen Ceiley, Chief Executive Officer